SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                      SECURITIES PURSUANT TO SECTION 12(b)
                 OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 MEDIABAY, INC.
            (Exact name of registrant as specified in its character)

        Florida                                       65-0429858
(State of incorporation                    (IRS Employer Identification No.)
    or organization)

2295 Corporate Blvd., N.W., Boca Raton, Florida                    33431
   (Address of principal executive offices)                      (Zip Code)

Securities Act registration statement file number to which this form relates:
__________________. (if applicable)

If this form relates to the                     If this form relates to the
registration of a class of                      registration of a class of
securities pursuant to Section                  securities pursuant to Section
12(b) of the Exchange Act and is                12(g) of the Exchange Act and is
effective pursuant to General                   effective pursuant to General
Instruction A. (c), please check                Instruction A. (d), please check
the following box. |_|                          the following box. |X|

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered

     None                                        -------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
                                (Title of Class)

1.   Description of Registrant's Securities to be Registered.

     This Registration Statement relates to the Common Stock, no par value (the "Common Stock"), of MediaBay, Inc., a Florida corporation (the "Registrant"). For a description of the Registrant's Common Stock to be registered hereunder, reference is made to the material set forth under the caption "Description of Securities" contained in the Registration Statement on Form SB-2 of the Registrant initially filed with the Securities and Exchange Commission on July 2, 1997 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, which material is incorporated herein by reference.

2.   Exhibits.

     1.1 Registrant's Articles of Incorporation (incorporated by reference to
Exhibit 3.1 of the Registrant's Registration Statement).

     1.2 Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 contained in the Registrant's Form 10-QSB for the quarterly period ended June 30, 1999).

     1.3 Articles of Amendment to Articles of Incorporation.

     1.4 Registrant's By-laws (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement).

     2. Form of the Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   November 12, 1999


                                                MEDIABAY, INC.



                                                By: /s/ Michael Herrick
                                                    ---------------------------
                                                    Michael Herrick, Co-Chief
                                                     Executive Officer